Exhibit 99.1

                                                                  news release


                                                                      Contact:
                                                              David Whitehouse
                                                                  203.614.5708
For Immediate Release



      Frontier Communications Corporation Declares Fourth-Quarter Dividend

Stamford, Conn. - November 6, 2008 - Frontier Communications Corporation (NYSE:FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on December 31, 2008 to holders of record of common stock at the close of business on December 9, 2008.

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